Exhibit 99.1

Gregory J. Larson Executive Vice President 240.744.5120 Gee Lingberg Vice President 240.744.5275

NEWS RELEASE

MINAZ ABJI, EXECUTIVE VICE PRESIDENT, ASSET MANAGEMENT, OF HOST HOTELS & RESORTS, INC. TO RETIRE AT END OF APRIL 2017

BETHESDA, MD., January 13, 2017 – Host Hotels & Resorts, Inc. (NYSE: HST) (“Host Hotels” or the “Company”), the nation’s largest lodging real estate investment trust (“REIT”), today announced that Minaz Abji will retire as Executive Vice President, Asset Management, effective April 30, 2017. Mr. Abji will continue as a senior advisor to the Company through October 30, 2017.

Mr. Abji has served as Executive Vice President, Asset Management since he joined Host Hotels in 2003, overseeing the Company’s global asset management, feasibility and portfolio analysis, business intelligence and revenue management departments. “Minaz is a dynamic, inspiring and influential industry leader who will be greatly missed,” said Jim Risoleo, president and chief executive officer at Host Hotels. “He has not only built a world class asset management platform but he has been a tremendous catalyst for growth, change and innovation within the industry. We thank Minaz for his great service and wish him all the best in his retirement.”

“I’ve been privileged to lead the best asset management team at Host and work alongside the best brand companies in the business,” said Mr. Abji. “It’s been an incredible journey for me, starting at the bottom and working my way up to a hotel general manager, and now ending my career with Host. It’s time for me to start my next chapter, spend time with my family and continue to give back to the industry and community that has surrounded me for so many years.”

Mr. Abji has been a long-time supporter of American Hotel and Lodging Association and has served as chairman of the Board of Trustees of the American Hotel and Lodging Educational Foundation since 2007. He recently received the 2016 Above and Beyond Humanitarian Award from The Lodging Conference.

Host Hotels & Resorts, Inc. News Release	January 13, 2017

About Host Hotels & Resorts

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 89 properties in the United States and 7 properties internationally totaling approximately 54,000 rooms. The Company also holds non-controlling interests in six joint ventures, including one in Europe that owns 10 hotels with approximately 3,900 rooms and one in Asia that has interests in five hotels in India. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Meridien®, The Luxury Collection®, Hyatt®, Fairmont®, Hilton®, Swissôtel®, ibis®, Pullman®, and Novotel® as well as independent brands in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in national and local economic and business conditions and other factors such as natural disasters, pandemics and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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